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CONTACTS:
Investors: Kurt Harrington at 703-312-9647 or KHARRINGTON@FBR.COM
Media: Lauren Burk at 703-469-1004 or LBURK@FBR.COM


            FBR COMPLETES ACQUISITION OF FIRST NLC FINANCIAL SERVICES

ARLINGTON, VA., FEBRUARY 16, 2005 - Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) today announced that it has completed the acquisition of 100% of the equity interests of First NLC Financial Services, LLC, an affiliate of Sun Capital Partners and a leading non-conforming mortgage originator. FBR purchased First NLC for $101 million in a combination of cash and stock.

FBR had previously announced that it would pay $88 million in cash and stock for 100% of the equity interests of First NLC. The adjustment in purchase price is the result of an $11 million increase in the tangible net worth of the seller at closing and more than $100 million of additional loans on the seller's balance sheet at closing. The net purchase price in excess of tangible equity acquired was $74 million. At closing, FBR acquired a mortgage portfolio of approximately $475 million.

Headquartered in Deerfield Beach, Florida, First NLC is a rapidly growing non-conforming mortgage originator currently operating in 38 states. First NLC originates mortgages through both wholesale and retail channels, with a current origination run rate exceeding $4 billion annually. First NLC will become a part of FBR's principal investment group but will be operated as a wholly owned subsidiary and will continue to be managed by its current executive team.

The acquisition of First NLC is part of a broader strategy by FBR to expand the types of mortgage assets FBR owns in its REIT portfolio, thereby increasing its investment flexibility and ability to achieve high risk-adjusted returns in differing interest rate and market environments. FBR's strategy will be to portfolio a significant portion of First NLC's originated loans and finance those loans through the issuance of asset-backed securities.

Friedman, Billings, Ramsey Group, Inc. provides investment banking*, institutional brokerage*, asset management, and private client services through its operating subsidiaries and invests in mortgage-backed securities and merchant banking opportunities. FBR focuses capital and financial expertise on eight industry sectors: consumer, diversified industrials, energy, financial institutions, healthcare, insurance, real estate, and technology, media and telecommunications. FBR, headquartered in the Washington, D.C. metropolitan area, with offices in Arlington, Va. and Bethesda, Md.,


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also has offices in Boston, Chicago, Cleveland, Dallas, Denver, Houston, Irvine,
London, New York, Phoenix, Portland, San Francisco, Seattle, and Vienna. For more information, see http://www.fbr.com.

*Friedman, Billings, Ramsey & Co., Inc.

FORWARD-LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING FORWARD-LOOKING STATEMENTS BY MESSRS. ERIC BILLINGS AND EMANUEL FRIEDMAN. ALL STATEMENTS CONTAINED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL FACT, MAY BE CONSIDERED FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORMS 10-K AND 10-Q. IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS PRESS RELEASE WILL IN FACT TRANSPIRE. THESE FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT ONLY AS OF THE DATE OF THIS PRESS RELEASE. THE COMPANY DOES NOT HAVE ANY INTENTION OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

 THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE OR JURISDICTION IN WHICH SUCH AN OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE OR JURISDICTION.

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